FTE Networks Reports Fourth Quarter and Full Year 2017 Results

2017 Audited Revenues of $243.4 Million

NAPLES, Fla., April 18, 2018 — FTE Networks, Inc. (NYSE American: FTNW) (“FTE” or the “Company”), a leading provider of innovative technology-oriented solutions for smart platforms, network infrastructure and intelligent buildings, announced today its financial results for the three-month period and year ended December 31, 2017.

Operational Highlights

●	Achieved a combined backlog of approximately $434 million as of December 31, 2017
●	Announced new infrastructure and technology expansion projects valued at approximately $133 million year-to-date, as of April 11, 2018
●	Successfully uplisted to the New York Stock Exchange (American) in December 2017

Financial Highlight for the Fourth Quarter of 2017

●	Total revenue of $110.5 million, up 40% sequentially, compared to $79.1 million for the quarter ended September 30, 2017

Financial Highlights for the Full Year 2017

●	Total revenue of $243.4 million in 2017, reflecting contribution of Benchmark Builders from April 21, 2017
●	Gross Margin of 15%
●	Adjusted EBITDA of $21.2 million*
●	Adjusted EPS of $0.83*

“During 2017, FTE laid the foundation for dynamic growth, by expanding its product and service portfolio and positioning itself as a provider of a complementary suite of technology and general contracting solutions that spans multiple high-growth market segments,” commented Michael Palleschi, FTE’s Chief Executive Officer. “We are highly confident in our ability to maximize the synergies between our Benchmark Builders, CrossLayer and Jus-Com units to drive robust top-and-bottom line growth, and sustainable shareholder value.”

Mr. Palleschi continued, “We have already begun to see the benefits of this operating model, as evidenced by our record fourth quarter revenue, a nearly 40% sequential increase from our third quarter results. While we expect some near-term variability in expenses as we integrate CrossLayer as the foundation of our leading technology and infrastructure service suite to Fortune 100/500 companies and top-ranking REITs, we believe that the robust revenue growth and strong backlog of $434 million, and projected pipeline at year-end are a testament to the underlying strength of this model.”

“As we near the one year anniversary of the acquisition of Benchmark Builders on April 20th, I am proud of the tremendous progress we have made over the past year. We have successfully integrated a $300 million revenue generating business into a GAAP compliant, public entity, launched an innovative technology platform into Benchmark’s installed sales channel, and uplisted to a prominent stock exchange, the NYSE American. These accomplishments fuel our optimism as to our ability to capitalize on the growth opportunity that lies before us,” Mr. Palleschi concluded.

Fourth Quarter 2017 Financial Results

Total revenue for the fourth quarter of 2017 was $110.5 million. The consolidated gross margin was 13%, as compared with 15% for the full year 2017.

Operating profit was approximately $(4.1) million in fourth quarter of 2017, which included approximately $7.0 million in one-time expenses, compared to the prior quarter gain of $4.8 million which included approximately $1.8 million in one-time expenses.

Net income was approximately $(13.5) million for the three months ended December 31, 2017, compared to a gain of $2.5 million for the period ending September 30, 2017.

Adjusted EBITDA was approximately $7.5 million for the three months ended December 31, 2017.*

At the end of 2017, combined backlog totaled approximately $434 million.

Full Year 2017 Financial Results

Total revenue for the full year 2017 was $243.4 million, which includes the revenue contribution of Benchmark Builders from April 21, 2017, following the closing of its acquisition by FTE. On a pro-forma basis, full-year revenues including Benchmark from January 1, 2017 would have been $285.5 million. In 2016, total revenue was $12.3 million.

Consolidated gross margin for 2017 was 15%, compared with 28% in 2016, as Benchmark Builders’ margin is lower than FTE’s Jus-Com network unit.

Cash provided by operations was $4.1 million for 2017.

Operating expenses for the full-year 2017 were $38.6 million, compared with $5.8 million in 2016. The increase in expenses is attributable to several factors related to the acquisition of Benchmark Builders, including higher stock compensation expense, increased selling, general and administrative expense, transaction-related expenses and amortization expense of intangible assets.

Operating loss for the full year 2017 was $1.6 million, compared to a loss of $2.4 million in 2016.

Other expense for the full-year 2017 was $17.8 million, compared with $3.8 million in 2016. The increase is primarily attributable to the interest expense, amortization of deferred financing costs and higher financing costs, all related to the acquisition of Benchmark Builders.

Net loss for 2017 totaled $20.1 million, or $4.23 per share, compared with a loss of $6.2 million, or $0.10 per share, in 2016.

Adjusted EBITDA was approximately $21.2 million for the year ended December 31, 2017, compared with $(1.9) million in 2016.*

As of December 31, 2017, FTE had $15.6 million in cash and working capital of $1.9 million.

Outlook for Full Year 2018

For 2018, FTE is focused on driving revenue growth by leveraging its three complementary business units to realize operating efficiencies, and enhance margins and profitability, as part of its long-term strategy. With the successful integration of Benchmark Builders, the launch of the compute-to-the-edge technology powered by CrossLayer combined with the legacy business Jus-Com, the Company is positioned to achieve its mission of being a “one-stop-shop” technology and infrastructure company.

In 2018, CrossLayer is focused on expanding the number of buildings on-net and increasing the monthly recurring revenue base. FTE has made additional investments in CrossLayer to increase its sales force and establish partnerships with globally recognized firms to support and expand its pipeline throughout the United States, and to ensure its sustained momentum.

The Company is introducing its outlook for the full year 2018 as follows:

●	Net revenue of $350 million
●	Adjusted EBITDA of $30 million
●	Operating Income of $15 million
●	Buildings on-net, 30

Conference Call and Webcast Information

As previously announced, the Company is hosting a conference call with the investment community this morning at 11:00 a.m. Eastern Time, featuring remarks by Michael Palleschi, Chief Executive Officer, and David Lethem, Chief Financial Officer.

The dial-in information for the conference call is as follows:

Date:	Wednesday, April 18, 2018
Time:	11:00am EST
U.S. Toll-Free dial-in number:	(877) 407-9716
International dial-in number:	1-201-493-6779

The conference call will also be available via live audio webcast, which can be accessed through the events section of the Investor Relations section of the Company’s website at https://ir.ftenet.com/news-events or at http://public.viavid.com/index.php?id=129179. Please allow extra time prior to the call to visit the site and download any necessary software to listen to the live broadcast.

For interested individuals unable to join the conference call, a replay of the call will be available through May 2, 2018, at +1-844-512-2921 (U.S. Toll Free) or +1-412-317-6671 (International). Participants must use the following code to access the replay of the call: 13678582.

About FTE Networks, Inc.

FTE Networks, Inc. (“FTNW”), FTE Networks, Inc. (“FTNW”) is a leading provider of innovation technology. We enable adaptive and efficient smart network connectivity platforms, infrastructure and buildings. FTE provides end-to-end design, build, and support solutions for state-of-the-art networks, data centers, residential and commercial properties. We create transformative smart platforms and buildings. FTE’s services are predicated on smart design and consistent standards that reduce deployment costs and accelerate delivery of leading edge projects and services. The Company works with Fortune 100/500 companies, including some of the world’s leading Telecommunications and IT Services Providers as well as REITs and Media Providers.

(*) Use of Non-GAAP Financial Information

The Company’s financial results and financial guidance are provided in accordance with accounting principles generally accepted in the United States of America (GAAP) and using certain non-GAAP financial measures. Management believes that presentation of operating results using non-GAAP financial measures provides useful supplemental information to investors and facilitates the analysis of the Company’s core operating results and comparison of core operating results across reporting periods. Management also uses non-GAAP financial measures for financial and operational decision making, planning and forecasting purposes and to manage the Company’s business. Management believes that these non-GAAP financial measures enable investors to evaluate our operating results and future prospects in the same manner as management. The non-GAAP financial measures do not replace the presentation of GAAP financial results and should only be used as a supplement to and not as a substitute for the Company’s financial results presented in accordance with GAAP. There are limitations inherent in non-GAAP financial measures because they exclude charges and credits that are required to be included in a GAAP presentation, and do not therefore present the full measure of the Company’s recorded costs against its net revenue. In addition, the Company’s definition of the non-GAAP financial measures below may differ from non-GAAP measures used by other companies.

Definitions of Non-GAAP Measures:

Non-GAAP Adjusted EBITDA

“Adjusted EBITDA” is defined by FTE Networks as net income from continuing operations before: (i) interest expense, (ii) tax expense, (iii) depreciation and amortization expense, (iv) non-cash, stock-based compensation expense, and if applicable in a reporting period (v) acquisition related transaction expenses (vi) non-cash impairments of intangible assets (vii) debt financing costs (viii) and other significant non-recurring or non-operating (income) or expenses.

Non-GAAP Adjusted Diluted EPS

“Adjusted Diluted EPS” is defined by FTE Networks as Adjusted Net Income divided by Adjusted Diluted Shares outstanding. Adjusted Diluted Shares outstanding is the sum of Diluted shares outstanding and the weighted average number of common shares that would be outstanding if the preferred stock were converted into common stock on the original issue date based on the number of days such common shares would have been outstanding in the reporting period. In addition, if GAAP Net Income is negative and Adjusted Net Income is positive, Adjusted Diluted Shares will also include any warrants that would be outstanding as dilutive instruments using the treasury stock method.

Basis for Non-GAAP Adjustments

FTE Networks’ basis for excluding certain expenses (income) from GAAP financial measures, are outlined below:

●	Amortization of intangible assets — The intangible assets that give rise to this amortization expense relate to acquisitions, and the amounts allocated to such intangible assets and the terms of amortization vary by acquisition and type of asset. FTE Networks excludes these items to provide a consistent basis for comparing operating results across reporting periods, pre and post-acquisition.

●	Stock-based compensation expenses — As incentive for both employees and certain non-employees, from time to time shares of the Company’s common stock are issued by the Board of Directors. Without adjusting for these non-cash expenses, the Company believes it would be difficult to compare financial results from core operations across reporting periods on a consistent basis.

●	Deemed dividends on preferred stock — GAAP accounting for the structure of the Series A and Series A-1 Preferred Stock requires the Company to accrue a set dividend rate quarterly. Since such dividends are not paid in cash, the Company believes these non-cash expenses are not meaningful in evaluating the operating performance of the Company and it would be misleading to not adjust for such expenses across reporting periods.

Reconciliation of GAAP Net Income to Non-GAAP EBITDA and Adjusted EBITDA

(Unaudited, in thousands)

	For the Three Months ended		For the Twelve Months ended
	December 31,		December 31,
	2017	2016	2017	2016
Net Income (Loss) (GAAP)	$(13,534,880)	$(3,064,252)	$(20,108,774)	$(6,313,995)
Adjustments to Net Income (Loss):
Interest expense	1,467,997	819,919	5,819,388	2,272,273
Income tax expense (benefit)	534,677	-	785,038	-
Amortization	7,563,812	397,221	15,840,083	725,165
Depreciation	517,401	236,737	616,478	516,066
Financing costs	5,754,350		10,119,251
Acquisition related costs	775,000	226,004	2,699,234	226,004
EBITDA	3,078,358	(1,384,371)	15,770,698	(2,574,487)
Further Adjustments to EBITDA:
Non-cash stock based expense	4,388,395	189,673	5,466,296	618,267
Adjusted EBITDA (non-GAAP)	$7,466,753	$(1,194,698)	$21,236,994	$(1,956,220)

Reconciliation of GAAP Net Income Available to Common Stockholders to Non-GAAP Adjusted Net Income and
GAAP Earnings per Share to Non-GAAP Adjusted Earnings per Share

(Unaudited, in thousands)

	For the Three Months ended		For the Twelve Months ended
	December 31,		December 31,
	2017	2016	2017	2016
Net income (loss) attributable to common stockholders (GAAP)	$(13,554,771)	$(3,084,143)	$(20,188,338)	$(6,393,556)
Adjustments to Net Income (Loss):
Amortization	7,563,812	397,221	15,840,083	725,165
Deemed dividends on preferred stock	19,891	19,891	79,564	79,561
Non-cash stock based expenses	4,388,395	189,673	5,466,296	618,267
Acquisition related costs	775,000	226,004	2,699,234	226,004
Adjusted net income (non-GAAP)	$(807,673)	$(2,251,354)	$3,896,839	$(4,744,559)

Net income (loss) per common share (GAAP)
Diluted EPS	$(2.44)	$(1.28)	$(4.30)	$(2.64)
Adjustments to diluted loss per share:
Amortization of intangibles	1.36	0.16	3.37	0.30
Non-cash stock based compensation expenses	0.79	0.08	1.16	0.26
Acquisition related costs	0.14	-	0.57
Deemed dividends on preferred stock	0.00	0.01	0.02	0.03
Impact of including warrants in Adj. Diluted Shares	0.00	0	0	0
Adjusted Diluted EPS (non-GAAP)	(0.15)	(1.02)	0.83	(2.06)

Weighted average shares used in computation of adjusted diluted earnings per share:
Diluted Common Shares (GAAP)	5,547,000	2,418,021	4,699,369	2,418,024
Warrants not included in GAAP Diluted Shares (using treasury stock method)	-	-	-	-
Weighted Avg. Preferred Shares (as converted)	-	-	-	-
Adjusted Diluted Shares outstanding (non-GAAP)	5,547,000	2,418,021	4,699,369	2,418,024

Forward-Looking Statements

This release may contain “forward-looking statements” within the meaning of the safe harbor provisions of the United States Private Securities Litigation Reform Act of 1995. Forward-looking statements can be identified by words such as: “believe,” “confident,” “expect,” “positioned,” and similar references to future periods. Examples of forward-looking statements in this release may include, without limitation, statements, approximations, and forecasts FTE makes relating to FTE’s 2018 outlook, ongoing synergies arising from the Benchmark Builders acquisition and the integration of CrossLayer, FTE’s positioning for future expansion and growth as a result of leveraging its combined business offerings; and other matters that involve known or unknown risks, uncertainties and other factors that may cause FTE’s results, levels of activity, performance or achievements to differ materially from results expressed or implied by this release.

Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on FTE’s current beliefs, expectations, and assumptions regarding the future of its business, future plans and strategies, projections, approximations, anticipated events and market trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of FTE’s control, such as changing market conditions for FTE’s services and the risk that FTE fails to capitalize on its strategic initiatives. These risk factors and others are included from time to time in documents FTE files with the Securities and Exchange Commission, including but not limited to, its Form 10-K’s, Form 10-Q’s and Form 8-K’s. FTE’s actual results and financial condition may differ materially from those indicated in the forward-looking statements. Accordingly, you should not place undue reliance on these forward-looking statements. Any forward-looking statement made by FTE in this release is based only on information currently available to it and speaks only as of the date on which it is made. FTE undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise.

For more information, please contact:

Investor Contact:

Phil Carlson / Steve Silver

KCSA Strategic Communications

Phone: (212) 896-1233 / (212) 896-1220

Email: pcarlson@kcsa.com / ssilver@kcsa.com

Media Relations Contact:

Kate Tumino

KCSA Strategic Communications

Phone: (212) 896-1252

Email: ktumino@kcsa.com

Corporate Contact:

FTE Networks, Inc.

999 Vanderbilt Beach Rd., Suite 601

Naples, FL 23108

(877) 850-4308

ir@ftenet.com

NYSE American: FTNW